Exhibit 99.1

Liberty Global Schedules Investor Call

For Second Quarter 2011 Results

Englewood, Colorado — July 25, 2011: Liberty Global, Inc. (“Liberty Global” or the “Company”) (NASDAQ: LBTYA, LBTYB and LBTYK) today announced plans to release its second quarter 2011 results on Tuesday, August 2, 2011 after market close. You are invited to participate in Liberty Global’s Investor Call, which will begin at 10:00 a.m. (Eastern Time), on Wednesday, August 3, 2011. At that time, management will discuss the Company’s results and business and expects to comment on the Company’s outlook and provide other forward-looking information. Please call at least 15 minutes prior to the start of the teleconference.

800.378.6604	Domestic
719.325.2219	International

Replays of the teleconference will be available for approximately one week after the completion of the live conference call on August 3, 2011. The replay numbers are:

888.203.1112	Domestic
719.457.0820	International
1034983	Passcode

In addition to the teleconference, a live, listen-only webcast will be available within the Investor Relations section of www.lgi.com. It is anticipated that the webcast will be archived in the Investor Relations section of our website for at least 75 days.

About Liberty Global, Inc.

Liberty Global is the leading international cable operator offering advanced video, voice and broadband internet services to connect its customers to the world of entertainment, communications and information. As of March 31, 2011, Liberty Global operated state-of-the-art networks serving 18 million customers across 14 countries principally located in Europe, Chile and Australia. Liberty Global’s operations also include significant programming businesses such as Chellomedia in Europe.

For more information, please visit www.lgi.com or contact:

Investor Relations:		Corporate Communications:
Christopher Noyes	+1 303.220.6693	Hanne Wolf	+1 303.220.6678
Molly Bruce	+1 303.220.4202	Bert Holtkamp	+31 20.778.9800